Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in the Registration Statement of Select Energy Services, Inc. on Form S-8 as filed on April 28, 2017, of our report dated November 22, 2016, with respect to the consolidated financial statements of SES Holdings, LLC for the year ended December 31, 2015.

/s/ PANNELL KERR FORSTER OF TEXAS, P.C.

Houston, Texas

April 28, 2017